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                                                                    EXHIBIT 23.3


                         [ARTHUR ANDERSEN LLP LETTERHEAD]

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANT



As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 19, 1993 for CapitolBank Sacramento for the year ended December 31, 1992 included in Westamerica Bancorporation's Amendment No. 1 to this Form S-4 (Registration No. 33-57411) and Westamerica Bancorporation's Current Report on Form 8-K filed December 19, 1994 and to all references to our Firm included in this registration statement.



                                                  /s/ ARTHUR ANDERSEN LLP


Sacramento, California

February 6, 1995